                                                                    Exhibit 4.10


                                  divine, inc.

                               Eprise Corporation
                              Amended and Restated
                             1997 Stock Option Grant
                            (Reverse Vested Options)


        (Eprise Corporation Amended and Restated 1997 Stock Option Plan)

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                                TABLE OF CONTENTS

                                                                                                                      Page
                                                                                                                      ----
1.  Shares Subject to Option .....................................................................................      1

2.  Term and Exercise of Option ..................................................................................      2

3.  divine's Right to Repurchase Unvested Shares, Restrictions on Transfer of Unvested Shares ....................      3

4.  Other Terms and Conditions of Exercise .......................................................................      5

5.   Option Non-Transferable .....................................................................................      7

6.  Right to Terminate ...........................................................................................      7

7.  Change in Control ............................................................................................      7

8.  Suspension of Options Prior to a Dissolution, Reorganization, Etc. ...........................................      8

9.  Adjustment in Shares .........................................................................................      8

10.  Restrictions on Transfer of Stock ...........................................................................      8

11.  Optionee's Status as a Stockholder ..........................................................................      8

12.  Notice Concerning Acquisition or Disposition of Shares ......................................................      8

13.  Notice Concerning Tag Matters ...............................................................................      9

14.  Definitions .................................................................................................      9

                                  divine, inc.

                               Eprise Corporation
                              Amended and Restated
                             1997 Stock Option Grant
                            (Reverse Vested Options)


        (Eprise Corporation Amended and Restated 1997 Stock Option Plan)

Explanatory Note
----------------

Pursuant to an Agreement and Plan of Merger, dated as of September 17, 2001, Eprise Corporation (formerly known as Inner Circle Technologies, Inc.) ("Eprise") became a wholly owned subsidiary of divine, inc., a Delaware Corporation ("divine"). divine assumed the outstanding options from the Eprise Corporation Amended and Restated 1997 Stock Option Plan (the "Plan"). Each outstanding option to purchase shares of Eprise common stock with an exercise price that, when divided by 2.4233, was greater than $0.59, being the closing sale price of divine class A common stock on the trading day immediately prior to the effective time of the merger, became exercisable, at an exercise price of $0.59, for a number of shares of divine class A common stock equal to the number of shares of Eprise common stock subject to the Eprise option. Each outstanding Eprise option with an exercise price that, when divided by 2.4233, was less than or equal to $0.59, became exercisable, at an exercise price equal to the exercise price of the Eprise option divided by 2.4233, for a number of shares of divine class A common stock determined by multiplying the number of shares of Eprise common stock subject to such Eprise option by 2.4233.

Other than as set forth in the paragraph above, the rights and obligations of each holder of Eprise options granted pursuant to this agreement remain in full force and effect


                                    Preamble
                                    --------

         This [incentive stock option] [nonqualified stock option] (the "Option"), is granted as of (the "Date of Grant"), by divine to (the "Optionee"), an individual who renders important services to divine or a parent or subsidiary of divine and, if the Option is an "incentive stock option" within the meaning of Section 422 of the Code (as defined in Section 14) (an "Incentive Option"), is a key employee (as hereinafter defined) of divine.

1.       Shares Subject to Option

         Pursuant to the provisions of the Plan, divine hereby grants to the
Optionee an Option to purchase          shares (the "Optioned Shares") of its
class A common stock, par value $0.001 per share (the "Common Stock") at a price
of $     per share (the "Option Price"), in accordance with and subject to all the terms and conditions of the Plan and subject to the terms and conditions hereinafter set forth. The Plan and any amendments are hereby incorporated by reference and made a part hereof.

2.       Term and Exercise of Option

         Except as otherwise provided in the Plan, or in this Option, the Option shall terminate at the close of business ten years from the Date of Grant (the "Expiration Date") and may be exercised only by the Optionee or, to the extent provided in Section 3(c) hereof, by the Optionee's legal representative. Notwithstanding the foregoing, if the Optionee is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Optionee's affairs, such appointee may exercise the Option on behalf of the Optionee to the extent that the Optionee could have exercised the Option at such time.

         This Option shall be exercisable in full as of the Date of Grant, subject to divine's right to repurchase unvested Optioned Shares as set forth in
Section 3 below.

         Written notice of the exercise of the Option or any portion thereof shall be given to divine specifying the number of Optioned Shares for which the Option is exercised and accompanied by payment in full of the Option Price. The Option Price of each share purchased shall be paid (a) in cash, (b) by check,
(c) by Immediate Sales Proceeds, as defined below, (d) by delivery or deemed delivery of other shares of divine's Common Stock owned by the Optionee (i) that have a fair market value (as determined by the Committee) equal to the Option Price of the Optioned Shares to be purchased and (ii) that have been owned by the Optionee (or other person(s) exercising the Optionee's rights under the Plan) for at least six months prior to the date of delivery or deemed delivery of such shares (or such other period as may be required to avoid a charge to divine's earnings) or were not acquired, directly or indirectly, from divine and are acceptable to the Committee, or (e) in any combination of the permitted forms of payment. If, however, the Committee established pursuant to Section 4 of the Plan (the "Committee") determines in good faith that an exercise of an Option through the delivery of shares of divine's Common Stock is not in the best interest of divine, the Committee may withhold the right to so exercise the Option and require payment of the purchase price by one or more of the other permitted methods. Notwithstanding the foregoing, this Option may not be exercised by payment with Immediate Sales Proceeds or by delivery and assignment to divine of shares of divine's Common Stock to the extent that such payment or such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or policy of divine, restricting the transfer or redemption of divine's stock.

         As used herein, the term "Immediate Sales Proceeds" shall mean the assignment in form acceptable to divine of the proceeds of a sale of the Optioned Shares acquired on the exercise of this Option pursuant to a procedure approved by the Committee. The Committee reserves the right to decline to approve any such procedure in the Committee's sole and absolute discretion.

         As used herein, the term "deemed delivery" of shares shall mean the offset by divine of a number of shares subject to the Option against an equal number of shares of divine's Common Stock owned by the Optionee, which may be accomplished by attestation by the Optionee as to such shares owned. If the Option is an Incentive Option, divine must be furnished with evidence satisfactory to it prior to such payment that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of
Section 422 of the Code and other applicable laws.

         If the Option is not an Incentive Option, then in addition to payment of the Option Price for each Optioned Share purchased, the Optionee shall pay the amount of federal, state and local withholding taxes determined by the Committee (or by the Committee's designate) to be owing with respect to the compensation income that the Optionee will realize upon each Share purchased. The Optionee may elect to satisfy such withholding obligations, in whole or in part, (a) by delivering to divine a check for the amount required to be withheld or (b) through the surrender (by actual or deemed delivery) of shares of divine's Common Stock owned by the Optionee (i) that have a fair market value (as determined by the Committee) equal to the amount required to be withheld and
(ii) that have been owned by the Optionee (or other person(s) exercising the Optionee's rights under the Plan) for at least six months prior to the date of delivery or deemed delivery of such shares (or such other period as may be required to avoid a charge to divine's earnings) or were not acquired, directly or indirectly, from divine and are acceptable to the Committee, or (c) to the extent of the minimum applicable federal and state withholding rates only, through the surrender of shares of divine's Common Stock to which the participant is otherwise entitled under the Plan, subject to the discretion of the Committee to require payment in cash if it determines that payment by other methods is not in the best interests of divine.

         divine, upon fulfillment of the requirements for exercise, including receipt of the payment of the Option Price and all applicable withholding taxes, shall deliver the Optioned Shares purchased hereunder to the Optionee. All certificates representing the Optioned Shares shall contain a legend regarding divine's repurchase rights hereunder. Once divine's repurchase rights have expired, the Optionee may request to have such legend removed by delivery of a replacement stock option.

         This Option shall be deemed to have been exercised in full (to the extent not previously exercised) on the last day the Option is exercisable if the Option would have a before-tax value of at least $200,000 to the Optionee upon exercise on such date. Such deemed exercise shall be subject to payment in full of the exercise price (and all applicable withholding taxes) by any of the methods permitted in this Option, but subject to the discretion of divine to require payment in cash if it determines that payment by other methods is not in the best interests of divine.

3. divine's Right to Repurchase Unvested Shares, Restrictions on Transfer of Unvested Shares

         (a) If Optionee ceases to render Service to divine, divine shall have the right to repurchase unvested Optioned Shares, to the extent such shares have been purchased by Optionee or are purchased during the period permitted under Section 4 hereof, subject to the terms of this Section 3. divine shall have no right to repurchase Vested Installments of Optioned Shares at any time.

                (i) The Optioned Shares acquired under this Agreement shall be subject to a right (but not an obligation) of repurchase by divine (the "Right of Repurchase"). The Right of Repurchase shall be exercisable only with respect to unvested Optioned Shares ("Unvested Shares"), and only during the 90-day period following the date when the Optionee's employment with divine terminates for any reason, with or without cause, including (without limitation) death or disability.

                (ii) While Optionee continues to render Service (as defined in Section 15), the Optioned Shares shall vest in installments ("Vested Installments") on the following Dates:

                        Date                                    Number of Shares
                        ----                                    ----------------

         Vesting shall occur whether or not Optionee has actually exercised the Option with respect to a Vested Installment, and unexercised Optioned Shares that are part of a Vested Installment as set forth above shall be deemed fully vested upon exercise, if any.

                (iii) If divine exercises its Right of Repurchase, it shall pay the Optionee an amount per share equal to the Option Price of the Unvested Shares being repurchased, as set forth in Section 1 above.

                (iv) The Right of Repurchase shall be exercisable only by written notice delivered to the Optionee prior to the expiration of the 90-day period specified in clause (a)(i) above. The notice shall set forth the date on which the repurchase is to be effected. Such date shall not be more than 30 days after the date of the notice. The certificate(s) representing the Unvested Shares to be repurchased shall, prior to the close of business on the date specified for the repurchase, be delivered to divine properly endorsed for transfer. divine shall, concurrently with the receipt of such certificate(s), pay to the Optionee the purchase price determined according to clause (a)(iii) above and deliver a balancing certificate for any unpurchased Optioned Shares. Payment shall be made in cash or by check or by canceling indebtedness to divine incurred by the Optionee in the purchase of the Optioned Shares. The Right of Repurchase shall terminate with respect to any Unvested Shares for which it has not been timely exercised pursuant to this clause (a)(iv).

                (v) In the event of the declaration of a stock dividend, a spin-off, a stock split, a recapitalization or a similar transaction affecting divine's outstanding securities without receipt of consideration, any new, substituted or additional securities or other property (including money paid other than as an ordinary cash dividend) that are by reason of such transaction distributed with respect to any Unvested Shares or into which such Unvested Shares thereby become convertible shall immediately be subject to the Right of Repurchase. Appropriate adjustments to reflect the distribution of such securities or property shall be made to the number and/or class of the Unvested Shares. Appropriate adjustments shall also, after each such transaction, be made to the Option Price per share in order to reflect any change in divine's outstanding securities effected without receipt of consideration therefor, provided, however, that the aggregate purchase price payable for the Unvested Shares shall remain the same.

                (vi) If divine makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Unvested Shares to be repurchased in accordance with this Section 3, then after such time the person from whom such Unvested Shares are to be repurchased shall no longer have any rights as a holder of such Unvested Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Unvested Shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

         (b) Except as permitted below, the Optionee shall not sell, assign, pledge, or in any manner transfer any Unvested Shares or any right or interest therein, whether voluntarily or by operation of law, or by gift or otherwise. If the owner of any Unvested Shares fails to comply with the provisions of this Option in respect of any Unvested Shares in any regard, divine at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on the Unvested Shares, and may refuse to register on its books any transfer of the Unvested Shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, until these provisions are complied with to the satisfaction of divine.

         The restrictions on transfer in this Section 3(b) shall not be applicable to (i) a gratuitous transfer of the Unvested Shares made to a Permitted Transferee (as defined below), (ii) a transfer of title to the Unvested Shares effected pursuant to the Optionee's will or the laws of intestate succession or (iii) a transfer to divine in pledge as security for any purchase-money indebtedness incurred by the Optionee in connection with the acquisition of the Unvested Shares; provided that each person (other than divine) to whom the Unvested are transferred by means of one of the permitted transfers specified in this Section must, as a condition precedent to the validity of such transfer, acknowledge in writing to divine that such person is bound by the provisions of this Option and that the transferred Unvested Shares are subject to divine's repurchase right granted hereunder. The term "Optionee," as used herein, shall include the Optionee and all subsequent holders of the Unvested Shares who derive their chain of ownership through a permitted transfer from the Optionee in accordance with this Section 3(b).

         Any restrictions on transfer of shares of the capital stock of divine contained in the certificate of incorporation or bylaws shall also apply to the Optioned Shares, but in the event that any provision of the certificate of incorporation or bylaws conflicts with those of this Section 3(b), those of this
Section 3(b) shall govern.

         As used herein, a "Permitted Transferee" of an Optionee shall mean (i) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, daughter-in-law, son-in-law, sister-in-law or brother-in-law (including adoptive relationships), any person sharing the Optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent of the voting interests or (ii) the beneficial owner of the shares for which the Optionee acts as trustee. In the event of any transfer to a Permitted Transferee, prompt written notice of the transfer shall be delivered by the Optionee to divine.

         In the event of any transfer to a Permitted Transferee, the Optionee shall deliver prompt written notice of such transfer to divine.

4.       Other Terms and Conditions of Exercise

         Each exercise and purchase of Optioned Shares pursuant to the Option shall be subject to the following terms and conditions (in addition to those set forth elsewhere in this Option):

     a) Except as provided herein or in paragraphs (b) and (c) below, the Optionee shall have rendered continuous Service (and, if this is an Incentive Option, shall have been an Employee of divine) from the Date of Grant until the date of exercise. Notwithstanding the preceding sentence, if the Optionee's Service is involuntarily terminated by divine and the Committee determines that such termination was not in any degree caused by the Optionee's conduct or performance, the Optionee may purchase in whole or in part within three months after such termination of Service Optioned Shares that were Vested Installments on Optionee's termination date, provided that the Expiration Date of the Option as to such Shares purchased shall not have occurred prior to the time that the Option is exercised.

     b) If the Optionee ceases to render Service because of Disability (as hereinafter defined), the Optionee may at any time within a period of twelve months after the date of such cessation of Service exercise the Option as to Optioned Shares that were Vested Installments on the date of such cessation and provided that the Expiration Date of the Option as to the Optioned Shares shall not have occurred prior to the time that the Option is exercised.

     c) If the Optionee ceases to render Service because of death, then his legal representative or the person or persons to whom his rights under the Option shall pass by will or by the applicable laws of descent and distribution shall be entitled within twelve months after the date of his death to exercise the Option as to Optioned Shares that were Vested Installments on the date of Optionee's death and provided that the Expiration Date of the Option as to the Optioned Shares purchased shall not have occurred prior to the time that the Option is exercised.

     d) The Optionee shall hold the Optioned Shares for investment and not with a view to, or for resale in connection with, any public distribution of such Shares, and if requested, shall deliver to divine appropriate certificates to that effect. This restriction shall terminate upon the registration of such Shares under federal and state securities laws or if, in the opinion of counsel for divine, such Shares may be resold without registration.

     e) In the event that divine, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the Rules and Regulations of the Securities and Exchange Commission or for similar exemption under state law, then divine shall notify the Optionee to that effect and no Optioned Shares shall be issued until such registration, listing or exemption has been obtained. divine shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange that it deems necessary and shall make reasonable efforts to cause such registration, listing or exemption to become and remain effective.

     f) divine will furnish upon request of the Optionee copies of the certificate of incorporation of divine, as amended, and bylaws of divine, as amended, and such publicly available financial and other information concerning divine and its business and prospects as may be reasonably requested by the Optionee in connection with exercise of this Option.

     g) The Optionee shall comply with all terms and conditions of the Plan (a copy of which is attached hereto) and of this Option. All decisions under, and interpretations of, the provisions of the Plan and of this Option by the Board (as hereinafter defined) or by the Committee shall be final, binding and conclusive upon the Optionee and anyone claiming through the Optionee.

     h) If the Optionee is an employee of divine and his or her employment is terminated for "Misconduct" (as defined in the Plan), this Option shall terminate on the date of such termination of employment and, in addition, divine shall have the right, but not the obligation, to repurchase the Optioned Shares that the Optionee (or his or her transferees or legal representatives, as the case may be) purchased within six months prior to the date upon which such Misconduct is determined by the Board to have commenced or occurred (the "Repurchase Right"). The Repurchase Right shall be exercised by divine by giving the Optionee (or his or her transferees or legal representatives) written notice of its intention to exercise the Repurchase Right within three months of the Optionee's termination of employment and, together with such notice, tendering to the Optionee (or his or her transferees or legal representative) an amount equal to the Option Price of the shares. divine may, in exercising the Repurchase Right, designate one or more nominees to purchase the shares either within or without divine. Upon timely exercise of the Repurchase Right in the manner provided in this Section 4(h), the Optionee (or his or her transferees or legal representative) shall deliver to divine (or its nominee or nominees) the stock certificate or certificates representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

5.   Option Non-Transferable

     This Option may not be transferred by the Optionee or by operation of law other than by will or by the laws of descent and distribution. Except to the extent specifically provided in Section 2 or 4, this Option may be exercised during the lifetime of the Optionee only by the Optionee.

6.   Right to Terminate

     Nothing contained in the Plan or this Option shall restrict the right of divine to terminate the employment of the Optionee or other Service by the Optionee at any time and for any reason, with or without notice.

7.   Change in Control

     Notwithstanding anything to the contrary in the Plan or this Option grant (but subject to the provisions of Section 12 of the Plan), upon the occurrence of a Change in Control (as defined in Section 12 of the Plan) of divine, the Optioned Shares that will become a Vested Installment on the next scheduled vesting dates as set forth in this Option grant shall be accelerated and vest immediately on the date of occurrence of a Change in Control, and divine's right of repurchase set forth in Section 3(a) of this Option and the restrictions on transfer set forth in Section 3(b) of this Option shall expire as to such Vested Installments.

8.   Suspension of Options Prior to a Dissolution, Reorganization, Etc.

     Prior to any dissolution, liquidation, merger, consolidation or reorganization of divine as to which divine will not be the surviving corporation, or the sale or exchange of substantially all of the Common Stock or the sale of substantially all of the assets of divine (the "Event"), the Board or the Committee may decide to terminate each outstanding Option, solely as to unpurchased Optioned Shares. If the Board or the Committee so decides, each Option (including this Option) shall terminate as of the effective date of the Event, but the Board or the Committee shall suspend the exercise of all outstanding Options a reasonable time prior to the Event, giving each Optionee not less than fourteen days written notice of the date of suspension, prior to which date an Optionee may purchase in whole or in part the Optioned Shares that are Vested Installments as of the date of purchase. If the Event is not consummated, the suspension shall be removed and all Options shall continue in full force and effect, subject to the terms thereof.

9.   Adjustment in Shares

     Appropriate adjustment shall be made by the Committee in the number, kind and Option Price of the Optioned Shares covered by this Option to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of divine after the Date of Grant of the Option. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which divine is the surviving corporation, the number, kind and Option Price of the Optioned Shares covered by this Option shall be appropriately adjusted in such manner as the Committee shall deem equitable to prevent dilution or enlargement of the rights granted hereunder.

10.  Restrictions on Transfer of Stock

     The shares of stock issued on exercise of the Option shall be subject to any restrictions on transfer then in effect pursuant to the certificate of incorporation or bylaws of divine and to any other restrictions or provisions attached hereto and made a part hereof or set forth in any other contract or agreement binding on the Optionee.

11.  Optionee's Status as a Stockholder

     The Optionee shall have no rights as a stockholder with respect to the Optioned Shares until the exercise of the Option and the issuance of a stock certificate for the Optioned Shares with respect to which the Option shall have been exercised.

12.  Notice Concerning Acquisition or Disposition of Shares

     If divine is subject to Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") at the time an Option granted hereby is exercised or the Optioned Shares purchased under the Option are sold, the Optionee may be subject (upon such exercise or sale and/or upon purchases or sales of the Common Stock within six months before or after any such exercise or sale) to the requirements, restrictions and sanctions of said Section 16(b) and the rules and regulations promulgated thereunder unless the Plan and this Option have been put into compliance with Rule 16b-3 promulgated under the Exchange Act (or any applicable successor rule) and the Optionee complies with all applicable requirements of said Rule 16b-3. Optionees should assume that the Plan and this Option do not comply with Rule 16b-3 unless specifically informed otherwise by divine in writing.

13.  Notice Concerning Tag Matters

     divine makes no representation about the tax treatment to the Optionee with respect to the receipt or exercise of the Option or the acquisition, holding or disposition of the Optioned Shares.

     If the Option is an Incentive Option, any disposition by the Optionee of Optioned Shares purchased under the Option within two years from the Date of Grant or within one year after their transfer to the Optionee will deprive the Optionee of certain tax benefits with respect to the Optioned Shares that might otherwise be available. If the Option is an Incentive Option, the acquisition by the Optionee of Optioned Shares may subject the Optionee to imposition of the federal "alternative minimum tax."

     If the Option is not an Incentive Option, the Optionee will recognize compensation income for regular federal income tax purposes on the date the Option is exercised in the amount by which the fair market value of the Optioned Shares on the date of exercise exceeds the Option Price. The Optionee must remit to divine all applicable federal, state and local withholding taxes with respect to the compensation income recognized on the Optioned Shares.

     The Optionee is urged to consult a professional tax adviser of his or her choosing for advice as to the tax consequences (including the application of Section 83 of the Code to Options that are not Incentive Options and the application of the "alternative minimum tax" rules of the Code to Incentive Options) of receiving or exercising an Option or of holding or selling Optioned Shares purchased under the Option.

14.  Definitions

     (a) "Board" means the Board of Directors of divine.

     (b) "Code" means the Internal Revenue Code of 1986, as heretofore and hereafter amended, and the regulations promulgated thereunder.

     (c) "Service" means the performance of work for divine as an employee, director, consultant or other individual contributor.

                  [remainder of page intentionally left blank]

     Executed as of the date first set forth above.



                                  divine, inc.

                                  By: ____________________________________
                                      Its: _______________________________



     Attest: _________________________________
             Secretary

     This Option is accepted and the terms and conditions of the Plan and of this Option are assented to by the Optionee on the date stated below:

                                      OPTIONEE:

                                      Name:

                                      Dated: